Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Prospectus Supplement of IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H4 comprising part of the Registration Statement (No. 333-134691) on Form S-3 of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

New York, New York
December 18, 2006